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                                                                     (d)(5)(iv)

[LOGO]

October 15, 2007

David Makowicz
Chief Operating Officer
ING Clarion Real Estate Securities L.P.
259 North Radnor-Chester Road
Suite 205
Radnor, PA 19087

Dear Mr. Makowicz:

   Pursuant to the Sub-Advisory Agreement dated September 23, 2002 between ING Investments, LLC and ING Clarion Real Estate Securities L.P., as amended (the "Agreement"), we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING Asia-Pacific Real Estate Fund and ING European Real Estate Fund, each a newly established series of ING Mutual Funds (each a "Fund," together, the "Funds"), effective
October 15, 2007, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Funds to the Amended Schedule A of the Agreement. The Amended Schedule A, with the annual sub-advisory fees indicated for the Funds, is attached hereto.

   In addition, your services to each Fund are deemed to be exclusive for two years, commencing on the effective date of this Agreement. You agree that during this two-year term you shall not provide advisory, sub-advisory or similar services to any investment company that is managed in the same style as the Funds. This provision is not intended to limit your ability to provide advisory services to the Funds.

   Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to the Funds by signing below where indicated.

                                           Very sincerely,

                                           By:    /s/ Todd Modic
                                                  ------------------------------
                                           Name:  Todd Modic
                                           Title: Senior Vice President
                                                  ING Investments, LLC

ACCEPTED AND AGREED TO:
ING Clarion Real Estate
Securities L.P.

By:    /s/ David J. Makowicz
       --------------------------
Name:  David J. Makowicz
Title: Chief Operating Officer ,
       Duly Authorized

7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000       ING Investments, LLC
Scottsdale, AZ 85258-2034          Fax: 480-477-2744
                                   www.ingfunds.com

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                              AMENDED SCHEDULE A

                              with respect to the

                            SUB-ADVISORY AGREEMENT

                                    between

                             ING INVESTMENTS, LLC

                                      and

                    ING CLARION REAL ESTATE SECURITIES L.P.

Series                                        Annual Sub-Adviser Fee
------                                 -------------------------------------
                                       (as a percentage of average daily net
                                                      assets)

ING Asia-Pacific Real Estate Fund/1/     0.50% on the first $250 million of
                                                      assets
                                         0.45% on the next $250 million of
                                                      assets
                                                 0.40% thereafter

ING European Real Estate Fund/1/         0.50% on the first $250 million of
                                                      assets
                                         0.45% on the next $250 million of
                                                      assets
                                                 0.40% thereafter

ING Global Real Estate Fund              0.40% on the first $250 million of
                                                      assets
                                         0.375% on the next $250 million of
                                                      assets
                                                 0.35% thereafter

ING International Real Estate Fund       0.50% on the first $250 million of
                                                      assets
                                         0.45% on the next $250 million of
                                                      assets
                                                 0.40% thereafter
--------
/1/ Amended effective October 15, 2007 to add ING Asia-Pacific Real Estate Fund and ING European Real Estate Fund as Series subject to the Agreement.